     CALIFORNIA OFFICE                              BATTLE FOWLER LLP                         CABLE ADDRESS
  1999 AVENUE OF THE STARS                    A LIMITED LIABILITY PARTNERSHIP                 "COUNSELLOR"
       SUITE 2700                                   PARK AVENUE TOWER                           ------
  LOS ANGELES, CA 90067                            75 EAST 55TH STREET                         FACSIMILE
   TEL: (310) 277-9090                            NEW YORK, N.Y.  10022                      (212) 339-9150
   FAX: (310) 277-6627                                (212) 856-7000
                                               WRITER'S DIRECT DIAL NUMBER

                                                       (212) 856-7000
                                             WRITER'S DIRECT FACSIMILE NUMBER

                                                        (212) 339-9150

                                                        July 12, 1996

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Board of Directors
American General Hospitality Corporation
3860 West Northwest Highway, Suite 300
Dallas, TX  75220


                 Re:  American General Hospitality Corporation
                      Registration Statement on Form S-11 (No. 333-4568)
                      --------------------------------------------------

Gentlemen:

          We are acting as counsel for American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with its Registration
Statement on Form S-11 (Registration No. 333-4568), and any amendments thereto
(the "Registration Statement"), as filed with the Securities and Exchange
Commission, with respect to up to 8,050,000 shares of the Company's Common
Stock, $0.01 par value per share (the "Shares").

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

          In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.  As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company,
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                                                                          PAGE 2

                               Battle Fowler LLP
Board of Directors                                             July 12, 1996

without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

          We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law of the United States and, with respect to matters of Maryland law, we have relied exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in such authorization, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                  Very truly yours,


                                  /s/ Battle Fowler LLP